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                                                                    EXHIBIT 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Advanced Accessory Systems, LLC and AAS Capital Corporation of our report dated March 13, 1998 relating to the financial statements of the towbar segment of Ellebi S.p.A., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ AXIS S.r.l.

Reggio Emelia, Italy

June 8, 1998